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                                                                    Exhibit 99.1

                         [NATIONAL-OILWELL LETTERHEAD]

NEWS

                                                         CONTACT:  STEVE KRABLIN
                                                                  (713) 960-5506

FOR IMMEDIATE RELEASE

                NATIONAL-OILWELL AND DRECO COMBINATION COMPLETED

HOUSTON, TX, SEPTEMBER 25, 1997 -- National-Oilwell, Inc. (NOI/NYSE) announced today it completed its previously announced combination with Dreco Energy Services Ltd.

In addition, the Company announced that it has entered into a new $125 million credit facility with a group of banks led by Chase Securities Inc. as Arranger and Texas Commerce Bank, N.A. as Agent.

The combined company is a worldwide leader in the design, manufacture and sale of machinery, equipment and downhole tools used in oil and gas drilling and production, as well as in the distribution to the oil and gas industry of maintenance, repair and operating products.

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